Exhibit 10.3
Lower Call Option Transaction
November 21, 2007

To:	TXCO Resources, Inc.
777 E. Sonterra Blvd., Suite 350
San Antonio, TX 78258 Attention: James E. Sigmon, President

From:	Capital Ventures International
By: Heights Capital Management, Inc., Its Authorized Agent
101 California Street, Suite 3250
San Francisco, CA 94111
Attention: Martin Kobinger
Ladies and Gentlemen:
     The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between Capital Ventures International (“Party A”) and TXCO Resources, Inc. (“Party B”) on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.
1.	This Confirmation is subject to, and incorporates, the definitions and provisions of the 2000 ISDA Definitions (including the Annex thereto) (the “2000 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2000 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern.

This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates. The parties may agree to negotiate an agreement in the form of the ISDA Form. Until any such time, this Confirmation, together with all other documents referring to the ISDA Form (each a “Confirmation”) confirming Transactions entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any election in the Schedule) on the Trade Date of the first such Transaction between us. This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”) as if Party A and Party B had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation, it being understood the “Cross-Default” shall not apply to this Transaction). For the avoidance of doubt, the Transaction shall be the only transaction under the Agreement.

All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and either the Definitions or the Agreement, this Confirmation shall govern.

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2.	The general terms relating to the Transaction are as follows:

Option Style:	European, subject to the automatic early exercise provisions described below.

Option Seller:	Party A

Option Buyer:	Party B

Option Multiple Exercise:	Not Applicable

Strike Price:	$14.48

Trade Date:	November 21, 2007

Effective Date:	November 26, 2007

Option Type:	Call

Issuer:	TXCO Resources, Inc.

Shares:	The shares of common stock of the Issuer, par value $0.01 per Share (Ticker Symbol: TXCO)

Number of Options:	3,798,343 less any Early Exercise Options.

Option Entitlement:	One Share per Option

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing clause (ii) thereof in its entirety with the following: “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) thereof the following: “; in each case that the Calculation Agent determines is material.”

Relevant Price:	VWAP Price

VWAP Price:	The “Volume Weighted Average Price” per Share on such day, as displayed on Bloomberg Page “TXCO UQ<equity>AQR” (or any successor thereto) for the Issuer with respect to the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such day, as determined by the Calculation Agent. If no price at such time is available, or there is a Market Disruption Event on such Expiration Date, the Calculation Agent shall determine the VWAP Price in a commercially reasonable manner.

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Premium:	$21,518,879.10

Premium Payment Date:	Effective Date

Exchange:	The Nasdaq Global Market

Related Exchange:	Any exchange on which options or futures on the relevant Shares are traded.

Clearance System:	DTC

Calculation Agent:	Party A. Whenever the Calculation Agent acts or makes a determination, it will do so in good faith and in a commercially reasonable manner consistent with its obligations under the Equity Definitions.

Procedure for Exercise:

Expiration Time:	The close of trading on the Exchange

Expiration Date:	Each of the thirty (30) consecutive Scheduled Trading Days (the “Scheduled Expiration Period”) occurring immediately prior to November 21, 2012 or such earlier date specified by Party B in a written notice to Party A at least ten (10) calendar days prior to the Scheduled Expiration Period (an “Early Exercise Notice”); provided that if Party A receives notice that any of the Preferred Shares are converted prior to the tenth (10th) calendar day prior to the Scheduled Expiration Period (an “Early Exercise Event”), the Expiration Date with respect to a number of Options equal to the product of (x) the number of Preferred Shares converted and (y) the conversion rate then applicable to the Preferred Shares, (such Options being referred to herein as “Early Exercise Options”) shall occur on each of the thirty (30) consecutive Scheduled Trading Days occurring after the tenth (10th) calendar day after Party A receives notice of such event, or such earlier date after the Early Exercise Event that the Calculation Agent shall deem appropriate. If any Expiration Date shall not be an Exchange Business Day, such Expiration Date shall be postponed to the immediately succeeding Exchange Business Day and the corresponding Expiration Date for each subsequent Daily Number of Options shall be moved back an equal number of Exchange Business Days reflecting such postponement.

Daily Number of Options:	One thirtieth (1/30th) of the Number of Options; provided that with respect to any Expiration Date resulting from an

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Early Exercise Event, one thirtieth (1/30th) of such Early Exercise Options.

Automatic Exercise:	Applicable

Settlement Terms:

Settlement Method Election:	Applicable; provided that (i) any such election shall apply to all Exercise Dates (in accordance with the terms below) and may be for Cash Settlement or Net Share Settlement; (ii) references to “Physical Settlement” in Section 7.1 of the Equity Definitions shall be replaced by references to “Net Share Settlement”; and (iii) Party B may elect Cash Settlement only if Party B represents and warrants to Party A in writing on the date of such election that, as of such date, Party B is not aware of any material nonpublic information concerning itself or the Shares and is electing Cash Settlement in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws. At any time prior to making a Settlement Method Election, Party B may, without the consent of Party A, amend this Confirmation by notice to Party A to eliminate Party B’s right to elect Cash Settlement.

Electing Party	Party B

Settlement Method Election Date	The 30th Scheduled Trading Day preceding the first Expiration Date

Default Settlement Method	Net Share Settlement

Settlement Date:	For all Daily Number Options exercised or deemed exercised on each Expiration Date, the third Exchange Business Day following the final Expiration Date.

Cash Settlement	If Cash Settlement applies, then, notwithstanding any contrary terms of Article 8 of the Equity Definitions, for any Daily Number of Options exercised or deemed exercised on any Exercise Date, Party A shall pay, on the Settlement Date, the Cash Settlement Amount to Party B. The Cash Settlement Amount shall be determined as follows:

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(i) If the Settlement Price is less than or equal to the Strike Price, then the Cash Settlement Amount shall equal zero.

(ii) If the Settlement Price is greater than the Strike Price, then the Cash Settlement Amount shall equal the product of (i) the Daily Number of Options, (ii) the Option Entitlement and (iii) the Settlement Price minus the Strike Price.

Net Share Settlement:	On the Settlement Date, Party A shall deliver to Party B a number of whole Shares equal to the Number of Shares to be Delivered and will pay to Party B the Fractional Share Amount, if any.

Number of Shares to be Delivered:	The Cash Settlement Amount (determined as if Cash Settlement were applicable) divided by the Settlement Price, rounded down to the nearest whole number.

Cash Settlement Payment Date:	For all Daily Number of Options exercised or deemed exercised on each Exercise Date, the third Exchange Business Day following the final Expiration Date.

Settlement Currency:	USD

Settlement Price:	For any Daily Number of Options, the VWAP Price of the Shares on the relevant Expiration Date determined by Calculation Agent at the Expiration Time on the relevant Expiration Date for such Daily Number of Options. If no price at such time is available, or there is a Market Disruption Event on such Expiration Date, the Calculation Agent shall determine the Settlement Price in a commercially reasonable manner.

Failure to Deliver:	Applicable

Other Applicable Provisions:	To the extent Party A is obligated to deliver Shares hereunder, the provisions of Sections 9.1(c), 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Party B is the issuer of the Shares) and 9.12 of the Equity Definitions will be applicable as if “Physical

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Settlement” applied to the Transaction.

Restricted Certificated Shares:	Notwithstanding anything to the contrary in the Equity Definitions, Party A may deliver, in whole or in part, any Shares required to be delivered to Party B hereunder in the form of restricted securities under the Securities Act (as defined below) and/or in certificated form in lieu of delivery through the Clearance System. With respect to any such certificated Shares, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by deleting the remainder of the provision after the word “encumbrance” in the fourth line thereof.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Dividend:	Any dividend or distribution that has an ex-dividend date occurring on or after the Trade Date and on or prior to the date on which Party B satisfies all of its delivery obligations hereunder; provided that no regular or periodic dividend on Party B’s Preferred Shares shall be an Extraordinary Dividend.

Extraordinary Events:

Consequences of Merger Events and Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment, or at Party A’s election, Cancellation and Payment (Calculation Agent Determination)

(b) Share-for-Other:	Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined:	Component Adjustment, or at Party A’s election, Cancellation and Payment (Calculation Agent Determination)

Tender Offer:	Applicable

Delisting, Nationalization or Insolvency:	Cancellation and Payment (Calculation Agent Determination)

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Additional Disruption Events:

(a) Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (ii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

(b) Failure to Deliver:	Applicable

(c) Insolvency Filing:	Applicable

(d) Hedging Disruption:	Applicable

(e) Increased Cost of Hedging:	Applicable

(f) Loss of Stock Borrow:	Not Applicable

Hedging Party:	For all applicable Additional Disruption Events, Party A

Determining Party:	For all applicable Additional Disruption Events, Party A

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Additional Termination Events:	Applicable. The following will constitute an Additional Termination Event:

(a) Such other events specified in this Confirmation as being Additional Termination Events.

For the purpose of the foregoing Termination Event, the sole Affected Party will be Party B.

Conversion Notice	In the event Party B shall elect a mandatory conversion of some or all of its Perpetual Convertible Preferred Stock pursuant to Article 2(d)(viii) of the Certificate of Designation, or if Party B receives a conversion notice under Section 2(b) of the Certificate of Designation, Party B shall promptly notify Party A in writing of such event,

LOWER CALL OPTION TRANSACTION

and in any event no later than 2 Exchange Trading Days after such election or receipt of such conversion notice.
3.	If any of the transactions contemplated by the Securities Purchase Agreement dated as of November 21, 2007 (the “Purchase Agreement”) among Party B and each of the Buyers specified therein relating to the sale of up to 100,000 shares of Perpetual Convertible Preferred Stock (the “Preferred Shares”) of Party B, shall fail to close on the date specified therein for any reason, or any subsequent date allowed thereunder for postponements permitted under the terms thereof , the entirety of this Transaction shall terminate automatically and Party B shall be the sole Affected Party and this Transaction shall be the sole Affected Transaction and such termination shall be treated as an Additional Termination Event.

4.	Calculations and Payment on Early Termination and on Certain Extraordinary Events. If Party A shall owe Party B any amount pursuant to Sections 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions (except in the event of a Merger Event, Tender Offer, Insolvency or a Nationalization, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash) or pursuant to Section 6(d)(ii) of the Agreement (except in the event of an Event of Default in which Party B is the Defaulting Party or a Termination Event in which Party B is the Affected Party, that resulted from an event or events within Party B’s control) (a “Payment Obligation”), Party B shall have the right, in its sole discretion, to require Party A to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Party A, confirmed in writing within one Scheduled Trading Day, between the hours of 9:00 A.M. and 12:00 P.M. New York City time on the relevant Merger Date, Tender Offer Date, Announcement Date or Early Termination Date, as applicable (“Notice of Share Termination”). Upon such Notice of Share Termination, the following provisions shall apply on the Scheduled Trading Day immediately following the relevant Merger Date, Tender Offer Date, Announcement Date or Early Termination Date, as applicable:

Share Termination Alternative:	Applicable and means that Party A shall deliver to Party B the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation.

Share Termination Delivery Property:	A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:	The value of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent by commercially reasonable means and notified by the Calculation Agent to Party A at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:	In the case of a Termination Event, Event of Default or Delisting, one Share or, in the case of a Merger Event, a Tender Offer, an Insolvency or

LOWER CALL OPTION TRANSACTION

Nationalization, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Merger Event, Tender Offer, Insolvency or Nationalization. If such Merger Event, Tender Offer, Insolvency or Nationalization involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:	Applicable

Other applicable provisions:	If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” were applicable, except that all references to “Shares” shall be read as references to “Share Termination Delivery Units”; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Party B is the issuer of any Share Termination Delivery Units (or any part thereof).
5.	Additional Agreements, Representations and Covenants:
(a)	Party B hereby represents and warrants to Party A, on each day from the Trade Date to and including the business day following the date on which Party A is able to initially complete a hedge of its position created by this Transaction, that Party B has publicly disclosed all material information necessary for Party B to be able to purchase or sell Shares in compliance with applicable federal securities laws and that it has publicly disclosed all material information with respect to its condition (financial or otherwise).

(b)	If Party B would be obligated to receive cash from Party A pursuant to the terms of this Agreement for any reason without having had the right to elect to receive Shares in satisfaction of such payment obligation, then Party B may elect that Party A deliver to Party B a number of Shares having a cash value equal to the amount of such payment obligation (such number of Shares to be delivered to be determined by the Calculation Agent acting in a commercially reasonable manner to determine the number of Shares that could be purchased over a reasonable period of time with the cash equivalent of such payment obligation). Settlement relating to any delivery of Shares pursuant to this paragraph (b) shall occur within a reasonable period of time.

(c)	Party B shall deliver to the Party A an opinion or opinions of counsel with respect to the matters set forth on Annex 1 hereto on or before the Effective Date.

(d)	In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Party B represents and warrants to and for the benefit of, and agrees with, Party A as follows:
     (i) (A) On the Effective Date, the Shares or securities that are convertible into, or exchangeable or exercisable for Shares, are not, and shall not be, subject to a “restricted period,” as such term is defined in Regulation M (“Regulation M”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (B) Party B shall not engage in any “distribution,” as such term is defined in Regulation M, other than a

LOWER CALL OPTION TRANSACTION
distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M, until the second Exchange Business Day immediately following the Trade Date.
     (ii) Party B is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.
     (iii) Without limiting the generality of Section 3(a)(iii) of the Agreement, the Transaction will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act.
     (iv) Prior to the Effective Date, Party B shall deliver to Party A a resolution of Party B’s board of directors authorizing the Transaction and such other certificate or certificates as Party A shall reasonably request.
     (v) Party B is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (vi) On the Trade Date (A) the assets of Party B at their fair valuation exceed the liabilities of Party B, including contingent liabilities, (B) the capital of Party B is adequate to conduct the business of Party B and (C) Party B has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.
     (vii) Party B acknowledges its responsibilities under applicable federal securities laws, including without limitation Rule 10b-5 under the Exchange Act, in relation to the Transaction.
(e)	Each of Party A and Party B agrees and represents that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended. The parties hereto further agree and acknowledge (A) that this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “settlement payment,” as such term is defined in Section 741(8) of the Bankruptcy Code, and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code, and (B) that Party A is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code.

(f)	Party B intends that all documentation with respect to this Transaction is intended to qualify this Transaction as an equity instrument for purposes of SFAS 150 and EITF 00-19. Party A acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Party B’s bankruptcy. For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Party B’s bankruptcy to any claim arising as a result of a breach by Party B of any of its obligations under this Confirmation or the Agreement.
6.	Staggered Settlement:

If Party A determines reasonably and in good faith that the sum of (i) the number of Shares required to be delivered to Party B hereunder on any Cash Settlement Payment Date, and (ii) any other Shares beneficially owned by Party A, would exceed 9.9% of all outstanding Shares, then Party A may, by notice to Party B on or prior to such Cash Settlement Payment Date (a “Nominal Settlement Date”), elect to deliver the Shares

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comprising the related Cash Settlement Amount (in the case of Net Share Settlement) on two or more dates (each, a “Staggered Settlement Date”) as follows:
(a)	in such notice, Party A will specify to Party B the related Staggered Settlement Dates (the first of which will be such Nominal Settlement Date and the last of which will be no later than the twentieth (20th) Exchange Business Day following such Nominal Settlement Date) and the number of Shares that it will deliver on each Staggered Settlement Date;

(b)	the aggregate number of Shares that Party A will deliver to Party B hereunder on all such Staggered Settlement Dates will equal the number of Shares that Party A would otherwise be required to deliver on such Nominal Settlement Date; and

(c)	if the Net Share Settlement terms set forth above were to apply on the Nominal Settlement Date, then the Net Share Settlement terms will apply on each Staggered Settlement Date, except that the Shares comprising the Cash Settlement Amount will be allocated among such Staggered Settlement Dates as specified by Party A in the notice referred to in clause (a) above.
Notwithstanding anything herein to the contrary, Party A shall be entitled to deliver Shares to Party B from time to time prior to the date on which Party A would be obligated to deliver them to Party B pursuant to the Net Share Settlement terms set forth above, and Party B agrees to credit all such early deliveries against Party A’s obligations hereunder in the direct order in which such obligations arise. To the extent Party A receives or is entitled to receive any distribution or payment in respect of Shares by reason of Party A’s being a holder of record of such Shares on any date after the Nominal Settlement Date which Party A would have delivered to Party B on such Nominal Settlement Date but for the provisions of this Section 6, Party A shall deliver such distribution or payment to Party B at the time Party A delivers the related Shares to Party B in accordance with this Section 6, if such distribution or payment has already been received by Party A at such time, or within a reasonable period of time following Party A’s receipt of the distribution or payment, if such distribution or payment has not already been received by Party A at the time Party A delivers the related Shares to Party B in accordance with this Section 6.

7.	Transfer. Party B shall not transfer or assign its rights or obligations hereunder and under the Agreement without the prior written consent of Party A. Party A may transfer or assign without Party B’s consent its rights and obligations hereunder and under the Agreement, in whole or in part.

8.	Disposition of Hedge Shares. Party B hereby agrees that if, in the good faith reasonable judgment of Party A or Issuer, based on the advice of counsel, the Shares (the “Hedge Shares”) acquired by Party A for the purpose of hedging its obligations pursuant to the Transaction cannot be sold in the public market by Party A without registration under the Securities Act, Party B shall, at its election: (i) in order to allow Party A to sell the Hedge Shares in a registered offering, make available to Party A an effective registration statement under the Securities Act to cover the resale of such Hedge Shares and (A) enter into an agreement, in form and substance satisfactory to Party A, substantially in the form of an underwriting agreement for underwritten follow-on offerings of equity securities of companies of comparable size, maturity and lines of business, (B) provide accountant’s “comfort” letters in customary form for underwritten follow-on offerings of equity securities of companies of comparable size, maturity and lines of business, (C) provide disclosure opinions of nationally recognized outside counsel to Party B as are customarily requested in connection with underwritten follow-on offers of equity securities of companies of comparable size, maturity and lines of business, (D) provide other customary opinions, certificates and closing documents customary in form for underwritten follow-on offers of equity securities of companies of comparable size, maturity and lines of business and (E) afford Party A a reasonable opportunity to conduct a “due diligence” investigation with respect to Party B customary in scope

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for underwritten follow-on offers of equity securities of companies of comparable size, maturity and lines of business; provided, however, that if Party A, in its sole discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) of this Section 8(c) shall apply; provided that Party A has given the Party B reasonable notice of its determination and provided the Party B with reasonable opportunity to satisfy Party A’s concerns; (ii) in order to allow Party A to sell the Hedge Shares in a private placement enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities of companies of comparable size, maturity and lines of business, in form and substance reasonably satisfactory to Party A, including customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Hedge Shares from Party A), opinions and certificates and such other documentation as is customary for private placements agreements, all reasonably acceptable to Party A (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary, in its reasonable judgment, to compensate Party A for any discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement).
9.	Account Details:

Payments to Party A:	To be provided in writing upon request

Payments to Party B:	To be advised in writing upon request

Deliveries to Party B:	To be advised in writing upon request
10.	Waiver of Jury Trial. EACH OF PARTY B AND PARTY A HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF PARTY B OR ITS AFFILIATES OR PARTY A OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF
11.	Governing Law. THE AGREEMENT AND THIS CONFIRMATION AND ANY OTHER MATTERS ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF PARTY B OR ITS AFFILIATES OR PARTY A OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

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     Please confirm that the foregoing correctly sets forth the terms of your agreement by signing and returning this Confirmation.

Very truly yours,

CAPITAL VENTURES INTERNATIONAL
BY: HEIGHTS CAPITAL MANAGEMENT, INC,
Its Authorized Agent
(Party A)

By:

Name:	Martin Kobinger
Title:	Investment Manager

Confirmed as of the date first written above:

TXCO RESOURCES INC.
(Party B)

By:
Name:	James E. Sigmon
Title:	President

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ANNEX I
Matters to be covered in Opinion of Counsel to Party B
     1. Party B is validly existing as a corporation in good standing under the laws of the State of Delaware.
     2. Party B has the requisite corporate power and authority to enter into the Transaction (for purposes of this Annex 1, the “Agreement”) and to carry out the Transactions contemplated thereby.
     3. The execution and delivery by Party B of the Transaction, and the performance by Party B of its obligations under the Transaction, have been duly authorized by all necessary corporate action on the part of Party B.
     4. The Transaction has been duly authorized, executed and delivered by Party B.
     5. No consent, approval or authorization of, or registration, filing or declaration with, any governmental or public body or authority is required in connection with the execution, delivery or performance by Party B of the Transaction.
     6. The execution, delivery and performance by Party B of the Transaction and compliance by Party B with the terms and provisions thereof will not, whether with or without the giving of notice or lapse of time or both, result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which Party B or any subsidiary is bound or by which Party B or any subsidiary or any of their respective properties may be bound or affected, or (B) any Delaware or federal law, statute, rule, regulation or order or any judgment, order, writ or decree of any governmental agency or body or any court having jurisdiction over Party B or any of its properties.
     7. Neither Party B nor any subsidiary is an “investment company” or a company “controlled” by an “investment company”, in each case within the meanings ascribed to such terms in the Investment Company Act of 1940, as amended, nor is Party B or any subsidiary subject to regulation under said Act.